EXHIBIT 99.1

Commonwealth Bankshares, Inc., Norfolk, VA, Announces the Appointment of Its North Carolina Advisory Board Members

NORFOLK, Va., Jan. 22, 2008 (PRIME NEWSWIRE) -- Commonwealth Bankshares, Inc. (Nasdaq:CWBS) today announced the appointment of its North Carolina Advisory Board Members. Serving on the Advisory Board will be Mr. Clifton H. "Moe" Moore of Griggs Lumber, Mr. Daniel Khoury of Vandeventer Black, Mr. Frank Gajar of Port O' Call Restaurant and Mr. Raju Uppalapati of RAVA Group. These are respected businesspeople that are very active and well regarded in the community.

Mr. Moore served in the Army as an MP and after WWII attended East Carolina University where he received a B.S in Business and a A.B. in History. Mr. Moore has been with Griggs Lumber & Produce Company, Inc. since 1954 and has served as secretary/treasurer, co-owner and president until successfully selling the company to Carter Lumber Company. Mr. Moore has served on the Board of Trustees at East Carolina University, the original Planning Board for Currituck County, Stockholder Lumbermens Merchandising Corp and the Board of Education for Currituck County. In addition, he was President of the North Carolina Potato Association, a Member of the National Potato Council, President of Duck Woods Country Club from 1967-1969, serving on the Board for 20 years, a Member of Duck United Methodist Church, President of the 1st Fire Company in Lower Currituck County and the State of N.C. Operation Commission for 3 terms.

Mr. Khoury is a partner with Vandeventer Black and concentrates his law practice in commercial law, real estate transactions, international business and municipal law. He earned a B.S. from Ohio State University and a J.D. from Wake Forest University School of Law. He is a Board-Certified Specialist in Real Estate Law for Business, Commercial and Industrial Transactions. Mr. Khoury is a member of the Board of Governors of the North Carolina Bar Association and is a member of the North Carolina Board of Legal Specialization. He has served as section chair of the Bar Association's Real Property Council, on the Real Property Curriculum Committee, and the Commission on Public Trust. As a councilor for the North Carolina State Bar, he was named to the Executive Committee and served as state ethics chair. He was a member of the North Carolina Board of Continuing Legal Education, where he served as Accreditations Committee chair and vice chair of the board. He has been a faculty member and lecturer of the North Carolina Bar association Real Estate and Residential Real Property seminars and is an Attorney Affiliate Member of the North Carolina Bankers Association. Currently, Mr. Khoury serves as Manteo Town Attorney and President of the Manteo Preservation Trust.

Mr. Gajar received a Bachelors degree in Economics from Cornell University and a MBA in finance from the University of North Carolina. Following his five year military service as a helicopter pilot he was a financial analyst with Norfolk Southern Railroad for seven years. Mr. Gajar currently is the owner of the Port O' Call Restaurant and has been for the past 32 years. He is Treasurer and a Board member of the Dare Education Foundation and is a Board member of the Dare County Board of Health.

Mr. Uppalapati is a serial entrepreneur with over 20 years of experience in Real Estate, Hospitality Management, Financial Management and Business start-ups. He is the Chairman and CEO of RAVA Group and CEO and partner of BD & A Realty & Construction, Inc., one of the largest Real Estate Developers in Eastern North Carolina. In addition, he is the founder of several successful business start-ups involved in real estate, hospitality, financial, venture capital and technology sectors. Mr. Uppalapati received his MA in International Management from the University of Texas, Dallas and his MBA from Wright State University, Dayton, Ohio. He is a past Director/Treasurer of Outer Banks Tourism Board, Director/Treasurer and Vice Chairman of Outer Banks Chamber of Commerce and has served on many other professional and charitable organizations.

Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and CEO, commented, "We are very pleased to have these esteemed individuals as part of our team. Bank of the Commonwealth is embarking on a significant new period of growth on the Outer Banks and throughout Northeastern North Carolina. We currently have branch facilities in Waves on Hatteras Island, and Powells Point in Currituck County. Our Moyock branch is currently under construction with plans to open this spring. In addition, we just broke ground on our newest office in Kitty Hawk last week, with plans of opening this summer. This new branch in Kitty Hawk, our 19th location and our 4th location in Northeastern North Carolina, represents our commitment to the area and our belief in the people of Kitty Hawk and the Outer Banks. Our commitment goes beyond building a new facility, but also to building value-added relationships with our customers and the community."

About Commonwealth Bankshares

Commonwealth Bankshares, Inc. is the parent of Bank of the Commonwealth which opened its first office in Norfolk, Virginia, in 1971, creating a community bank that was attuned to local issues and could respond to the needs of local citizens and businesses. Over the last three decades, the Company's growth has mirrored that of the communities it serves. Today, Bank of the Commonwealth has seventeen bank branches strategically located throughout the Hampton Roads and Northeastern North Carolina regions and an extensive ATM network for added convenience. The Company continues to grow and develop new services, such as Online Banking and a Corporate Cash Management program and at the same time, maintain the longstanding commitment to personal service. Our slogan conveys our true corporate philosophy: "When you bank with us, you bank with your neighbors." Bank of the Commonwealth offers trust services through a division of the Bank, insurance services through its subsidiary BOC Insurance Agencies of Hampton Roads, Inc., title services through its subsidiary Executive Title Center, mortgage funding services through its subsidiary Bank of the Commonwealth Mortgage and investment related services through its subsidiary, Commonwealth Financial Advisors, LLC.* Additional information about the company, its products and services, can be found on the Web at www.bankofthecommonwealth.com.

*Securities and Insurance Products are: not insured by FDIC or any Federal Government Agency ; May Lose Value ; Not a Deposit of or Guaranteed by the Bank or any Bank Affiliate. Securities and insurance offered through BI Investments, LLC, member NASD and SIPC. BI Investments is associated with Bank of the Commonwealth. Commonwealth Financial Advisors, LLC is a wholly-owned subsidiary of Bank of the Commonwealth. This press release contains forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interest rates, deposit flows, loan demand and asset quality, including real estate and other collateral values; changes in banking regulations and accounting principals, policies or guidelines; and the impact of competition from traditional or new sources. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Commonwealth Bankshares, Inc. undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

CONTACT: Commonwealth Bankshares, Inc.
         Edward J. Woodard, Jr., CLBB, Chairman of the Board,
           President and Chief Executive Officer
         (757) 446-6904
         ewoodard@bocmail.net
         P.O. Box 1177
         Norfolk, Virginia 23501
         http://www.bankofthecommonwealth.com